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                                                                   EXHIBIT 10.11




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                                 LHC GROUP, INC.
                  2005 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN




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                                 LHC GROUP, INC.
                  2005 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN


ARTICLE 1 PURPOSE..................................................1
   1.1   Purpose...................................................1
   1.2   Eligibility...............................................1
ARTICLE 2 DEFINITIONS..............................................1
   2.1   Definitions...............................................1
ARTICLE 3 ADMINISTRATION...........................................3
   3.1   Administration............................................3
   3.2   Reliance..................................................3
   3.3   Indemnification...........................................3
ARTICLE 4 SHARES...................................................3
   4.1   Source of Shares for the Plan.............................3
ARTICLE 5 CASH COMPENSATION........................................4
   5.1   Base Annual Retainer......................................4
   5.2   Supplemental Annual Retainer..............................4
   5.3   Meeting Fees..............................................5
   5.4   Travel Expense Reimbursement..............................5
ARTICLE 6 EQUITY COMPENSATION......................................5
   6.1   Restricted Stock..........................................5
   6.2   Stock Options.............................................6
ARTICLE 7 AMENDMENT, MODIFICATION AND TERMINATION..................6
   7.1   Amendment, Modification and Termination...................6
ARTICLE 8 GENERAL PROVISIONS.......................................6
   8.1   Adjustments...............................................6
   8.2   Duration of the Plan......................................6
   8.3   Expenses of the Plan......................................6
   8.4   Effective Date............................................7



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                                 LHC GROUP, INC.
                  2005 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN


                                    ARTICLE 1
                                     PURPOSE

         1.1. PURPOSE. The purpose of the LHC Group, Inc. 2005 Non-Employee Directors Compensation Plan is to attract, retain and compensate highly-qualified individuals who are not employees of LHC Group, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Common Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with that of the Company's stockholders.

         1.2. ELIGIBILITY. Non-Employee Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

                                    ARTICLE 2
                                   DEFINITIONS

         2.1. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         "Annual Retainer" means the Base Annual Retainer and the Supplemental Annual Retainers.

         "Base Annual Retainer" means the annual retainer (excluding meeting fees and expenses) payable by the Company to a Non-Employee Director pursuant to
Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Annual Retainer), as such amount may be changed from time to time.

         "Board" means the Board of Directors of the Company.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company" means LHC Group, Inc., a Delaware corporation.

         "Disability" means any illness or other physical or mental condition of a Non-Employee Director that renders him or her incapable of performing as a director of the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Board, is permanent and continuous in nature. The Board may require such medical or

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other evidence as it deems necessary to judge the nature and permanency of a
Non-Employee Director's condition.

         "Effective Date" has the meaning set forth in Section 9.4 of the Plan.

         "Eligible Participant" means any person who is a Non-Employee Director on the Effective Date or becomes a Non-Employee Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

         "Fair Market Value", on any date, has the meaning given such term in the Incentive Plan.

         "Incentive Plan" means the LHC Group, Inc. 2005 Incentive Plan, or any subsequent equity compensation plan approved by the Company's stockholders Board and designated as the Incentive Plan for purposes of this Plan.

         "Lead Director" means the Non-Employee Director who has been designated by the Board as the Lead Director for the Plan Year in question. The Board may change the designation of Lead Director from time to time.

         "Non-Employee Director" means a director of the Company who is not an employee of the Company or of any of its subsidiaries or affiliates.

         "Option" means a right granted to an Eligible Participant under Article 6 of the Plan to purchase Stock at a specified price during specified time periods. Options granted under the Plan are nonstatutory stock options.

         "Plan" means this LHC Group, Inc. 2004 Non-Employee Directors Compensation Plan, as amended from time to time.

         "Plan Year" means the approximate twelve-month period between annual meetings of the stock holders of the Company, which, for purposes of the Plan, is the period for which Annual Retainers are earned.

         "Retirement" means retirement of the director in accordance with the provisions of the Company's bylaws as in effect from time to time, or the failure to be re-elected or re-nominated as a director.

         "Restricted Stock" means shares of Common Stock that are subject to certain restrictions and to risk of forfeiture.

         "Supplemental Annual Retainer" means the annual retainer (excluding meeting fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.2 hereof for service as Lead Director or as a chair or member of a committee of


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the Board, as such amount may be changed from time to time.

                                    ARTICLE 3
                                 ADMINISTRATION

         3.1. ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.

         3.2. RELIANCE. In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company's certificate of incorporation or otherwise.

         3.3. INDEMNIFICATION. Each person who is or has been a member of the Board or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company's own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Company's certificate of incorporation, bylaws, contract or Delaware law.

                                    ARTICLE 4
                                     SHARES

         4.1. SOURCE OF SHARES FOR THE PLAN. The shares of Common Stock that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan. The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to Restricted Stock and Options granted pursuant hereto and any such awards shall be governed by and construed in accordance with the Incentive Plan. In the event of any

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

actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of the equity awards described herein.

                                    ARTICLE 5
                                CASH COMPENSATION

         5.1. BASE ANNUAL RETAINER. Each Eligible Participant shall be paid a Base Annual Retainer for service as a director during each Plan Year. The amount of the Base Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the Base Annual Retainer shall be $24,000 for each Non-Employee Director. A pro-rata Base Annual Retainer will be paid to any Eligible Participant who joins the Board on a date other than the beginning of a Plan Year, based on the number of full months between the date such Non-Employee Director joined the Board and the following June 1. Payment of such prorated Base Annual Retainer shall begin on the later of (i) the Effective Date, or (ii) the date that the person first becomes an Eligible Participant.

         5.2.     SUPPLEMENTAL ANNUAL RETAINER.

         (a) Supplemental Annual Retainer for Service as Lead Director. In addition to the Base Annual Retainer, the Lead Director shall be paid an additional Supplemental Annual Retainer for service as Lead Director during each Plan Year, payable at the same time as the Base Annual Retainer is paid. The amount of such Supplemental Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the special additional Supplemental Annual Retainer for the Lead Director for a full Plan Year shall be $26,000. A prorata payment will be paid to any Non-Employee Director who becomes the Lead Director on a date other than the beginning of a Plan Year, based on the number of full calendar months served in such position during the Plan Year.

         (b) Supplemental Annual Retainer for Committee Service. Any Non-Employee Director [(other than the Lead Director)] who serves as the chair or member of a committee of the Board shall be paid a Supplemental Annual Retainer, payable at the same time as the Base Annual Retainer is paid. The amount of the Supplemental Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the Supplemental Annual Retainer for a full Plan Year shall be as follows:

                  COMMITTEE                                          CHAIR       NON-CHAIR MEMBER
                  ---------                                          -----       ----------------
                  Audit Committee                                   $12,000           $6,000
                  Compensation Committee                            $12,000           $6,000
                  Nominating and Corporate Governance Committee     $12,000           $6,000

A prorata Supplemental Annual Retainer will be paid to any Non-Employee Director who

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becomes the chair or member of a committee of the Board on a date other than the beginning of a Plan Year, based on the number of full calendar months served in such position during the Plan Year.

         5.3. MEETING FEES. Each Non-Employee Director shall be paid a $300 meeting fee for each non-regularly scheduled, specially-called meeting of the Board or committee thereof he or she attends.

         5.4. TRAVEL EXPENSE REIMBURSEMENT. All Non-Employee Directors shall be reimbursed for reasonable travel expenses (including spouse's expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer requests the Non-Employee Director to participate. If the travel expense is related to the reimbursement of commercial airfare, such reimbursement will not exceed full-coach rates. If the travel expense is related to reimbursement of non-commercial air travel, such reimbursement shall not exceed the rate for comparable travel by means of commercial airlines.

                                    ARTICLE 6
                               EQUITY COMPENSATION


         6.1.     RESTRICTED STOCK.

         (a) Initial Grant of Restricted Stock. Following the initial public offering of the Company's Common Stock, and effective as of a date specified by the Board, each Eligible Participant in service on that date will receive an award of Restricted Stock. The number of shares so awarded shall be 3,500 to each Eligible Participant other than the Lead Director, and shall be 7,000 to the Lead Director. Such shares of Restricted Stock shall be evidenced by a written Award Certificate, and shall be subject to such restrictions and risk of forfeiture as determined by the Board, and shall be granted under and pursuant to the terms of the Incentive Plan, subject to share availability under the Incentive Plan.

         (b) Vesting of Restricted Stock. The shares of Restricted Stock Units shall vest shall vest and become non-forfeitable as to one-third of the shares on each of the first three anniversaries of the grant date or, if earlier, upon the termination of the grantee's service as a director of the Company due to his or her death, Disability or Retirement. If the grantee's service as a director of the Company (whether or not in a Non-Employee Director capacity) terminates prior to the third anniversary of the date of grant other than by reason of his or her death, Disability or Retirement, then the grantee shall forfeit all of his or her right, title and interest in and to any unvested shares of Restricted Stock as of the date of such termination from the Board and such shares Restricted Stock shall be reconveyed to the Company without further consideration or any act or action by the grantee.

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

6.2      STOCK OPTIONS.

         (a) Annual Grant of Stock Options. On the day following the 2006 annual meeting of the Company's stockholders, and on the day following each subsequent annual meeting of the Company's stockholders, each Eligible Participant (other than the Lead Director) in service on that date will receive a fully-vested Option grant to purchase 2,000 shares of the Company's Stock, and the Lead Director will receive a fully-vested Option grant to purchase 3,500 shares of the Company's Stock. Such Options shall be evidenced by a written Award Certificate, and shall be subject to the terms and conditions described below in this Section 6.2, and shall be granted under and pursuant to the terms of the Incentive Plan, subject to share availability under the Incentive Plan.

         (b) Exercise Price. The exercise price for each Option granted under the Plan shall be the Fair Market Value of the shares of Stock subject to the Option on the date of grant of the Option.

         (c) Term. Each Option granted under the Plan shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the Option.


                                    ARTICLE 7
                     AMENDMENT, MODIFICATION AND TERMINATION

         7.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board may terminate or suspend the Plan at any time, without stockholder approval. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. Except as provided in Section 7.1, no termination, modification or amendment of the Plan may, without the consent of a Non-Employee Director, adversely affect a Non-Employee Director's rights under an award granted prior thereto.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         8.1. ADJUSTMENTS. The adjustment provisions of the Incentive Plan shall apply with respect to awards of Restricted Stock and Options outstanding or to be granted pursuant to this Plan.

         8.2. DURATION OF THE PLAN. The Plan shall remain in effect until January 20, 2015, unless terminated earlier by the Board.

         8.3. EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

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         8.4.     EFFECTIVE DATE. The Plan was originally adopted by the Board on January 20, 2005, and became effective on that date (the "Effective Date").

                                                 LHC GROUP, INC.


                                                 By:     /s/ R. Barr Brown
                                                      -------------------------

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